UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 6, 2025

AERSALE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-38801	84-3976002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

9850 NW 41st Street, Suite 400

Doral, FL 33178

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:

(305) 764-3200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ASLE	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2025, the Board of Directors of AerSale Corporation (the “Company”) approved a modification of the compensation structure for Nicolas Finazzo, the Company’s Chief Executive Officer and Chairman, effective August 6, 2025, to better align his incentive compensation with the long-term performance of the Company’s stock price. This modification includes Mr. Finazzo foregoing any annual incentive cash bonus opportunity commencing with fiscal 2025, which was previously targeted at 100% of his base salary, in consideration of increasing his annual target equity grants from 300% of his current base salary to 600% of his current base salary commencing with his target equity grants for 2025. Such modified target equity grants are apportioned 50% in performance stock units, 25% in restricted stock units, and 25% in stock options and are subject to the terms and conditions as set forth in the AerSale Corporation 2020 Equity Incentive Plan, as amended, and the applicable equity award agreements. Based on this modification, approximately 64% of Mr. Finazzo’s total annual target direct compensation will be dependent upon the Company’s long-term performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AERSALE CORPORATION

Date: August 12, 2025	By:	/s/ Martin Garmendia
	Name:	Martin Garmendia
	Title:	Chief Financial Officer and Treasurer